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                                                                       Exhibit 5

                       [Letterhead of William D. Johnson]


                               September 27, 2001

Progress Energy, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601

                 Registration Statement on Form S-8 Relating to
         3,800,000 Shares of Common Stock of Progress Energy, Inc. to be
Issued and Sold Pursuant to the Progress Energy, Inc. 1997 Equity Incentive Plan
                 Amended and Restated as of September 26, 2001

Ladies and Gentlemen:

     I have acted as counsel to Progress Energy, Inc., a North Carolina corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 3,800,000 shares of the Company's common stock, without par value (the "Common Stock"), to be issued and sold pursuant to the Company's 1997 Equity Incentive Plan, Amended and Restated as of September 26, 2001 (the "Plan") from time to time as set forth in the Registration Statement, the Plan and any amendments or supplements thereto.

     In rendering this opinion, I have relied upon, among other things, my examination of such documents and records of the Company and certificates of each of its officers and of public officials as I have deemed necessary.

     I am a member of the North Carolina bar and do not purport to express an opinion on any laws other than the laws of the State of North Carolina and the federal laws of the United States of America.

     Based upon the foregoing and the further qualifications stated below, I am of the opinion that:

     (1) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and

     (2) the Common Stock has been duly authorized and, when the shares have been issued and sold upon the terms and conditions set forth in the Registration Statement and the Plan and any amendments or supplements thereto, will be validly issued, fully paid and nonassessable.

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     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

                                      Very truly yours,


                                      /s/ William D. Johnson
                                      -----------------------------
                                      William D. Johnson